Amendment to Employment Agreement
(Zvi Glasman)

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of May 2, 2016, by and between Fox Factory Holding Corp., a Delaware corporation (the “Company”), and Zvi Glasman, an individual (“Executive”), amends that certain Employment Agreement dated as of July 22, 2013 by and between the Company and Executive (the “Original Agreement”) and shall be effective immediately (the “Effective Date”). All terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.
RECITALS

WHEREAS, the parties hereto desire to amend certain provisions of the Original Agreement in accordance with the terms of this Amendment;
NOW, THEREFORE, in consideration of the mutual premises and the respective mutual agreements contained herein, the parties to this Amendment agree as follows:
Section 1.     Amendments.
(a)    The last sentence of Section (3)(a) of the Original Agreement is hereby deleted and replaced with the following:
“The Base Salary will be reviewed on an annual basis by the Compensation Committee of the Board (the “Compensation Committee") and may be increased (or decreased as part of substantially similar reductions applicable to all executives) from time to time, at the discretion of the Compensation Committee.”
(b)    The third sentence Section 3(b) of the Original Agreement is hereby deleted in its entirety and replaced with the following:
“The term “Executive’s Base Salary” means Executive’s actual Base Salary, exclusive of any other compensation received by Executive regardless of form, in effect as of the date of the Performance Bonus is calculated.”
Section 2.    Effect on Original Agreement. On and after the Effective Date, each reference in the Original Agreement to “this letter”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Original Agreement as amended hereby. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Original Agreement shall remain in full force and effect and are hereby ratified.
Section 3.    Governing Law. This Amendment shall be construed under and shall be governed by the laws of the State of California.
Section 4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.
IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

THE COMPANY Fox Factory Holding Corp., a Delaware corporation
By: /s/ Larry Enterline Name: Larry Enterline Title: Chief Executive Officer

THE EXECUTIVE
/s/ Zvi Glasman Zvi Glasman